Exhibit 10.15


                      FINANCIAL PUBLIC RELATIONS AGREEMENT

     THIS AGREEMENT made and entered into this 7th day of February 2005, by and between Cochran Edwards and Partners, hereinafter referred to as "CEandP" and Millenium Holding Group, Inc. (MNHG) hereinafter referred to as "Company".

     WITNESSETH:

     For and in consideration of the mutual promises and covenants contained herein the parties hereto agree as follows:

     1. ENGAGEMENT. Company hereby hires and engages CEandP as an independent contractor on a non-exclusive basis; and, CEandP does hereby accept engagement as an independent contractor by the Company upon the terms and conditions hereinafter set forth.

     2. TERM. The term of this Agreement shall be from the 7th day of February 2005, to the 7th day of February 2006.

     3. DUTIES AND OBLIGATIONS OF CEANDP. CEandP shall have the following duties and obligations under this Agreement:

         3.1. Establish a financial public relations methodology designed to increase financial awareness of the Company within the financial news, trade, and business communities.

         3.2. Assist the Company in the implementation of its business plan and in accurately disseminating information to the market place, which information has been provided by the Company.

         3.3. To expose the Company to financial analysts, and local/regional business media and relevant trade and industry publications.

         3.4. Prepare Company corporate profile and fact sheets.

         3.5. Conduct a tele-marketing campaign to the financial news community.

         3.6. Email, Fax, and Direct mail the Company profile and news items to financial analysts, and local/regional business media and relevant trade and industry publications.

         3.7. Assist the Company in the preparation of all news releases and coordinate the release of such releases with the Company.

         3.8. Serve as Company news media and shareholder contact.
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ALL OF THE FOREGOING CEandP PREPARED DOCUMENTATION CONCERNING THE COMPANY,
INCLUDING, BUT NOT LIMITED TO, NEWS RELEASES, DUE DILIGENCE REPORTS, CORPORATE PROFILE, FACT SHEETS, ETC., SHALL BE PREPARED BY CEandP FROM MATERIALS SUPPLIED TO IT BY THE COMPANY AND SHALL BE APPROVED BY THE COMPANY PRIOR TO DISSEMINATION BY CEandP.

     4. CEANDP'S COMPENSATION. Company hereby covenants and agrees to pay, a total compensation to CEandP of the following:

     1. UPON EXECUTION OF THIS AGREEMENT, MNHG SHALL ISSUE A PAYMENT IN THE AMOUNT OF $7,500 TO CEANDP.
     * All "accumulated time" invested in strategic advisory, capital preparation and documentation, business planning, investor relations, public relations, strategic messaging, etc., will be tracked in quarter-hour increments, applied to the retainer, then billed at the corporate hourly rates (see attachment), and invoiced on a monthly basis around the 15th of each subsequent month, once the initial retainer is depleted.

     5. CEANDP'S EXPENSES AND COSTS. Company shall pay all costs and expenses incurred by CEandP, its directors, officers, employees, and agents, in carrying out its duties and obligations pursuant to the provisions of this Agreement, excluding CEandP's general and administrative expenses and costs, but including and not limited to the following costs and expenses; provided, all cost and expense items in excess of $250.00 are approved by the Company prior to CEandP's incurrence of the same:

         5.1. Travel expenses, including, but limited to transportation, lodging and food expenses, when such travel is conducted on behalf of the Company. (If requested)

         5.2. Seminars, expositions, money, and investment shows.

         5.3. Radio and television time and print media advertising costs.

         5.4. Subcontract fees and costs incurred in preparation of research reports.

         5.5. Cost of on site due diligence meetings.

         5.6. Printing and publication costs of brochures and marketing materials.

         5.7. Printing and publication costs of Company annual reports.

         5.8. Postage on all packages mailed.

         5.9. Conference Calls set up by company and Agreed to by Client.

         5.10. Newswire subscriptions or fees.

Company shall pay to CEandP all costs and expenses incurred with fifteen (15) days of CEandP's written and dated invoice for the same.

     6. COMPANY'S DUTIES AND OBLIGATIONS. Company shall have the following duties and obligations under this Agreement.

         6.1. Cooperate fully and timely with CEandP so as to enable CEandP to perform its obligations under this Agreement.

         6.2. Within a reasonable timeframe of the date of execution of this Agreement to deliver to CEandP a complete due diligence package on the Company including all the Company's filings with Securities and Exchange Commission within the last twelve months, the last twelve months of press releases on the Company and all other relevant materials, including but not limited to corporate reports, brochures, and the like; ; and, a list of the brokers and market makers in the Company's securities and which have been following the Company.

         6.3 The Company will provide CEandP with weekly DTC reports by 5:00 PM every Tuesday starting on the first Tuesday after the execution of the Agreement ending the first Tuesday after the termination of the Agreement. THIS APPLIES ONLY IF THE COMPANY IS CURRENTLY RECEIVING REGULAR DTC REPORTS.

         6.4. The Company will act diligently and promptly in reviewing materials submitted to it from time to time by CEandP and to inform CEandP of any inaccuracies contained therein prior to the dissemination of such materials.

         6.5. Immediately give written notice to CEandP of any change in its financial condition or in the nature of its business or operations which had or might have an adverse effect on its operations, assets, properties or prospects of its business.

         6.6. Immediately pay all costs and expenses incurred by CEandP under the provisions of this Agreement when presented with invoices for the same by CEandP.

         6.7. Give full disclosure of all material facts concerning the Company to CEandP and to update such information on a timely basis.

         6.8. Promptly pay the compensation due CEandP under the provisions of this Agreement.

     7. NONCIRCUMVENTION. Company, its officers, directors, employees, agents, and affiliates agree, upon CEandP's disclosure and/or introduction to brokers, investment bankers, institutional fund managers, financial analysts, accredited investors, financial publicist, financial public relations firms and the like, not to circumvent, avoid, bypass, or obviate, directly or indirectly, CEandP's rights under this Agreement.

     8. NONDISCLOSURE. Except as may be required by law, Company, its officers, directors, employees, agents and affiliates shall not disclose the contents and provisions of this Agreement to any individual or entity without CEandP's expressed written consent or as may be required by law or regulatory authority or whose consent cannot be unreasonably withheld..

     9. COMPANY'S DEFAULT. In the event of any default in the payment of CEandP's compensation to be paid to it pursuant to this Agreement, or any other charges or expenses on the Company's part to be paid or met, or any part or installment thereof, at the time and in the manner herein prescribed for the payment thereof and as when the same becomes due and payable, and such default shall continue for ten (10) days; and such default shall continue for ten (10) days after CEandP has given Company written notice thereof, or if a petition in bankruptcy is filed by the Company, or if the Company is adjudicated of bankrupt, or if the Company shall compound its debts or assign over its assets or its effects for the payments thereof, or if a receiver shall be appointed of the Company's property, then upon the happening of any of such events, CEandP shall have the right, at its option, forthwith or there after to accelerate all compensation, costs and expenses due or coming due hereunder and to recover the same from the Company by suit or otherwise; and further, to terminate this Agreement. Further, until CEandP has received the initial monthly amount(s) CEandP shall not be required to commence performing hereunder.

     10. COMPANY'S REPRESENTATIONS AND WARRANTIES. Company represents and warrants to CEandP for the purpose of inducing CEandP to enter into and consummate this Agreement as follows:

         10.1. Company has the power and authority to execute, deliver, and perform this Agreement.

         10.2. The execution and delivery by the Company of this Agreement has been duly and validly authorized by all requisite action by the Company. No license, consent or approval of any person is required for the Company's execution and delivery of this Agreement.

         10.3. This Agreement has been duly executed and delivered by the Company. This Agreement is the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms, subject to the effect to any applicable bankruptcy, insolvency, reorganization, moratorium or similar law effecting creditors' rights generally and to general principals of equity.

         10.4. The execution and delivery by the Company of this Agreement does not conflict with, constitute a breach of or a default thereunder (i) any applicable law, or any applicable rule, judgment, order, writ, injunction, or decree of any court; (ii) any applicable rule or regulation of any administrative agency or other governmental authority; (iii) the certificate of incorporation and By-Laws of the Company; (iv) any agreement, indenture, instrument or contract to which the Company is now a party or by which it is bound.

         10.5. No representation or warranty by the Company in this Agreement and no information in any statement, certificate, exhibit, schedule or other document furnished, or to be furnished by the Company to CEandP pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. There is no fact which the Company has not disclosed to CEandP, in writing, which materially adversely affects, nor, so far as the Company can now foresee, may adversely effect the business, operations, prospects, properties, assets, profits or condition (financial or otherwise) of the Company.

     11. DISCLAIMER BY CEANDP. CEandP WILL BE THE PREPARER AND PUBLISHER OF CERTAIN MATERIALS CONCERNING THE COMPANY. CEandP MAKES NO REPRESENTATIONS AND WARRANTIES THAT ITS SERVICES (i) WILL RESULT IN ANY ENHANCEMENT TO THE COMPANY;
(ii) CAUSE THE BID AND/OR ASK PRICE OF THE COMPANY'S PUBLICLY TRADED SECURITIES TO INCREASE; (iii) WILL CAUSE ANY PERSON TO PURCHASE THE COMPANY'S SECURITIES; OR, (iv) WILL CAUSE ANY PERSON TO LEND MONEY TO OR INVEST IN OR WITH THE COMPANY.

     12. CEANDP CONFIDENTIALITY AGREEMENT. CEandP acknowledges that during the performance of its duties and obligations pursuant to this Agreement it shall receive information on the Company which is not known to the public, i.e., confidential information; CEandP will use the Company's confidential information only for the purposes of fulfilling its duties and obligations under this Agreement and for no other purpose; nor, shall CEandP disclose to others such confidential information, except to those individuals or entities who are directly involved in credit facility, debt, equity, and/or mezzanine financing. Under this Agreement, CEandP shall receive information that is not known to the public. The only two individuals from CEandP that will review this information are the managing officers: David A. Cochran and Charles Edwards. All individuals employed by CEandP will follow strict adherence to the SEC Fair Disclosure Act of 2000. Each of such individuals or entities having first agreed, in writing, are to be bound by the provisions of this paragraph. CEandP's obligations of confidentiality shall not apply to information (i) known to or owned by CEandP prior to the date of this Agreement, (ii) developed by CEandP independent of the Company, (iii) was at the time of disclosure to CEandP, or thereafter, became public knowledge through no fault or omission of CEandP; or, (iv) was lawfully obtained by CEandP from a third party under no obligation of confidentiality to the Company. Upon completion of its services and upon the Company's written request, all materials, including original documentation, provided by the Company to CEandP will be returned to the Company, at the Company's request.

     13. OWNERSHIP OF MATERIALS. All right, title and interest in and to materials produced by CEandP under this Agreement shall be and remain the sole and exclusive property of Company.

     14. LIMITATION OF CEANDP LIABILITY. If CEandP fails to perform its duties and obligations hereunder, its maximum liability to the Company shall not exceed of (i) the amount of cash compensation CEandP has received from the Company under Paragraph 4 of this Agreement; or, (ii) the actual damage suffered by the Company as a result of such non-performance. IN NO EVENT WILL CEandP BE LIABLE

FOR ANY INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES NOR FOR ANY CLAIM AGAINST THE COMPANY BY ANY PERSON OR ENTITY ARISING FROM OR IN ANY WAY RELATED TO THIS AGREEMENT, UNLESS SUCH DAMAGES RESULT FROM THE USE, BY CEandP, OF INFORMATION NOT AUTHORIZED BY THE COMPANY.

     15. MISCELLANEOUS.

         15.1. NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing, and shall be deemed to have been duly given when delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the Parties hereto at their addresses indicated hereinafter. Either party may change his or its address for the purpose of this paragraph by written notice similarly given. Parties' addresses are as follows:

         COMPANY:
                 Millenium Holding Group, Inc.     Cochran Edwards and Partners:
                 12 Winding Road                   PO Box 2682
                 Henderson, NV   89052             Silverdale, WA   98383
                 702-492-7721                      360-286-1414

         15.2. ENTIRE AGREEMENT. This Agreement represents the entire Agreement between the parties in relation to the subject matter hereof and supersedes all prior agreements between such parties relating to such subject matter.

         15.3. AMENDMENT OF AGREEMENT. This Agreement may be altered or amended, in whole or in part, only in writing signed by the party against whom enforcement is sought.

         15.4. WAIVER. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other subsequent breach or condition, whether of a like or different nature.

         15. 5 CAPTIONS. The captions appearing in this Agreement are inserted as a matter of convenience and for reference and in no way affect this Agreement, define, limit or describe its scope or any of its provisions.

         15.6. SITUS. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

         15.7. BENEFITS. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their heirs, personal representatives, successors and assigns.

         15.8. SEVERABILITY. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any way affect or render invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if such invalid or unenforceable provision were not contained herein.

         15.9. ARBITRATION. Except as to a monetary default by Company hereunder, any controversy, dispute or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration. Arbitration proceedings shall be conducted in accordance with the rules then prevailing of the American Arbitration Association or any successor. The award of the Arbitration shall be binding on the Parties. Judgment shall be entered upon an award of a majority of the arbitrators filed in a court of competent jurisdiction and confirmed by such court. The Parties consent that the costs of arbitration, attorneys' fees of the Parties, together with all other expenses shall be paid as provided in the Arbitration award.

         15.10. NUMBER OF PARTIES. The singular shall include the plural and the plural the singular and one gender shall include all genders. As used in this Agreement the term Affiliate means a person, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under, control with, the Company.

         15.11. CURRENCY. In all instances, references to monies used in this Agreement shall be deemed to be United States dollars.

         15.12. MULTIPLE COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts shall constitute one (1) instrument.

         15.13. REPORTS. For the term of this Agreement CEandP shall provide MNHG with periodic oral and/or written reports starting from the execution of this Agreement. This report shall outline the services provided.

         15.14. CANCELLATION. Client or CE and P may cancel the contract at any time upon thirty (30) days prior written notice to CEandP.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

                              COMPANY:  Millenium Holding Group, Inc.


                              By:
                                 ----------------------------------------
                                 Richard L. Ham
                                 Its:  President
                                 Date: February 7, 2005

                              Cochran Edwards and Partners


                              By:
                                 ----------------------------------------
                                 David A. Cochran
                                 Its:  President & CEO
                                 Date: February 7, 2005